Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan of Intersect ENT, Inc. of our report dated March 11, 2015, with respect to the financial statements of Intersect ENT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

San Jose, California

March 11, 2015